SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 8, 2007
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2007, Pacific Ethanol, Inc. issued a press release announcing certain results of operations for the three and six months ended June 30, 2007. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Number	Description

99.1	Press Release dated August 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: August 8, 2007	By:	/s/ JOHN T. MILLER

John T. Miller Acting Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Number	Description

99.1	Press Release dated August 8, 2007

EXHIBIT 99.1

PRESS RELEASE

PACIFIC ETHANOL, INC. ANNOUNCES SECOND QUARTER 2007 FINANCIAL RESULTS

Highlights

•	Net sales for Q2 of 2007 up 145% over Q2 of 2006 and up 151% for the six months ended June 30, 2007
•	EBITDA for Q2 of 2007 improved by $4.6 million to $3.5 million compared to negative EBITDA of $1.1 million for Q2 of 2006
•	Net income of $2.2 million in Q2 of 2007, after $1.5 million of non-recurring amortization, compared to a net loss of $0.2 million in Q2 of 2006
•	EPS of $0.03 per diluted share in Q2 of 2007 compared to a net loss per share of $2.56 for the same period in 2006
•	Gross profit margin in Q2 of 2007 improved to 10% from 7% in Q2 of 2006
•	Gallons sold in Q2 of 2007 increased 122% from Q2 of 2006 to 43.9 million gallons
•	Boardman, Oregon plant in start up phase; three plants now under construction

Sacramento, CA, August 8, 2007 - Pacific Ethanol, Inc. (NASDAQ GM: PEIX), the largest West Coast-based marketer and producer of ethanol, today announced its financial results for the three and six months ended June 30, 2007.

Three Months Ended June 30, 2007

For the three months ended June 30, 2007, the Company reported net sales of $113.8 million, an increase of $67.3 million, or 145%, compared to $46.5 million for the same period in 2006. This increase in net sales resulted from an increase in the Company’s sales volume. For the period, the Company sold 43.9 million gallons of ethanol, an increase of 24.1 million gallons, or 122%, over 19.8 million gallons for the same period in 2006. The sales volume for the period was up sequentially from the three months ended March 31, 2007, by 13%. The Company’s average sales price of ethanol increased by $0.04 per gallon to $2.32 per gallon from an average sales price of $2.28 per gallon in the second quarter of 2006. Gross profit for the second quarter of 2007 totaled $11.1 million compared to $3.3 million in the second quarter of 2006. Gross profit margin increased to 10% for the second quarter of 2007 compared to 7% for the same period in 2006. Gross profit was reduced by a loss of $2.6 million related to derivative instruments, of which $1.7 million was from the change in fair value of non-designated derivative instruments which will settle in future periods.

Net income for the second quarter of 2007 was $2.2 million compared to a net loss of $0.2 million for the second quarter of 2006. Net of our preferred stock dividend, income available to common stockholders for the second quarter of 2007 was $1.1 million compared to a loss available to common stockholders of $85.1 million for the second quarter of 2006, of which $84.0 million was a non-cash deemed dividend in respect of preferred stock acquired by Cascade Investment, L.L.C. in the second quarter of 2006 and included in the Company’s results for the first six months of 2006. The Company reported diluted earnings per common share of $0.03 for the second quarter of 2007 as compared to a net loss per common share of $2.56 for the same period in 2006. The Company’s weighted-average number of diluted shares outstanding for the second quarter of 2007 totaled 40.3 million. The quarter included $1.5 million of costs related to the amortization of intangible assets associated with the acquisition of the Company’s 42% interest in Front Range Energy, LLC.

Six Months Ended June 30, 2007

For the six months ended June 30, 2007, the Company reported net sales of $213.0 million, an increase of $128.3 million, or 151%, compared to $84.7 million for the same period in 2006. This increase in net sales resulted from an increase in the Company’s sales volume. For the period, the Company sold 82.8 million gallons of ethanol, an increase of 43.1 million gallons, or 109%, compared to 39.7 million gallons for the same period in 2006. The Company’s average sales price of ethanol grew by $0.19 per gallon to $2.29 per gallon compared to an average sales price of $2.10 per gallon in the six months ended June 30, 2006. Gross profit for the six months ended June 30, 2007 totaled $26.5 million compared to $5.6 million for comparable period in 2006. Gross profit margin increased to 12% for the six months ended June 30, 2007 compared to 7% for the same period in 2006. Gross profit was reduced by a loss of $2.8 million related to derivative instruments, of which $1.6 million was from the change in fair value of non-designated derivative instruments which will settle in future periods.

The increases in gross profit and gross profit margin for both the three and six month periods are the result of higher producer margins obtained from sales originating from the Company’s ethanol production facility in Madera, CA and the contribution of its interest in Front Range Energy, LLC, complemented by the Company’s ethanol marketing business and risk management programs.

Net income for the six months ended June 30, 2007 was $5.1 million compared to a loss of $0.8 million for the same period in 2006. Net of our preferred stock dividend, income available to common stockholders for the six months ended June 30, 2007 was $3.0 million compared to a loss available to common stockholders of $85.7 million for the same period in 2006, of which $84.0 million was a non-cash deemed dividend in respect of preferred stock acquired by Cascade Investment, L.L.C. in the second quarter of 2006 and included in the Company’s results for the first six months of 2006. The Company reported diluted earnings per common share of $0.08 for the six months ended June 30, 2007 compared to a net loss per common share of $2.73 for the same period in 2006. The Company’s weighted-average number of diluted shares outstanding for the six months ended June 30, 2007 totaled 40.3 million. The six months ended June 30, 2007 included $3.0 million of non-recurring costs related to the amortization of intangible assets associated with the acquisition of the Company’s 42% interest in Front Range Energy, LLC.

The Company’s President and CEO, Neil Koehler, observed that, “We are pleased with our second quarter and first half results, which saw net sales more than double year over year. These financial results demonstrate how our destination strategy and low cost position enable us to grow our business in a rapidly expanding ethanol marketplace. We are very pleased by regulations recently enacted in both California and Oregon encouraging an emphasis on low carbon fuels and the blending of ethanol in transportation fuel up to 10%. These actions alone represent well over one billion gallons of incremental demand in our key markets and validate our strategy of being the low cost, low carbon fuel leader in the Western United States.”

Reconciliation of EBITDA to Net income (loss)

This press release contains, and the Company’s conference call will include, references to unaudited earnings before interest, taxes, depreciation and amortization (“EBITDA”), a financial measure that is not in accordance with generally accepted accounting procedures (“GAAP”). The table set forth below provides a reconciliation of EBITDA to net income (loss). Management believes that EBITDA is a meaningful measure of liquidity and the Company’s ability to service debt because it provides a measure of cash available for such purposes. Additionally, management provides an EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a period-over-period basis. EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Earnings Call

The Company will host a live conference call at 10:00 AM EST on August 9, 2007. To listen to the conference call by phone, United States callers may dial 866-202-3048. International callers may dial 617-213-8843. All callers should enter access code 76224559.

A link to the live audio webcast of the Company’s earnings conference call as well as a slide presentation to accompany the webcast may be found on the Company’s website at www.pacificethanol.net.

Approximately one hour after the conclusion of the call, an audio replay of the call will be available. To listen to the replay by phone, United States callers may dial 888-286-8010. International callers may dial 617-801-6888. All callers should enter access code 48847287. The replay will be available through August 23, 2007.

About Pacific Ethanol, Inc.
Pacific Ethanol is the largest West Coast-based marketer and producer of ethanol. Pacific
Ethanol has ethanol plants in Madera, California, and in Boardman, Oregon, and has three additional plants under construction in Burley, Idaho; in the Imperial Valley near Calipatria, California; and in Stockton, California. Pacific Ethanol also owns a 42% interest in Front
Range Energy, LLC which owns an ethanol plant in Windsor, Colorado. Central to its growth strategy is its destination business model, whereby each respective ethanol plant achieves lower process and transportation costs by servicing local markets for both fuel and feed. In February 2007, Pacific Ethanol obtained a $325 million credit facility to provide financing for its first five ethanol production facilities. Pacific Ethanol’s goal is to achieve 220 million gallons per year of ethanol production capacity by the middle of 2008 and to increase total production capacity to 420 million gallons per year by the end of 2010. In addition, Pacific Ethanol is working to identify and develop other renewable fuel technologies, such as cellulose-based ethanol production and bio-diesel.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of Pacific Ethanol to successfully and timely complete, in a cost-effective manner, construction of its three ethanol plants under construction; the ability of Pacific Ethanol to obtain all necessary financing to complete the construction of its other planned ethanol production facilities; the ability of Pacific Ethanol to timely complete its ethanol plant build-out program and to successfully capitalize on its internal growth initiatives; the ability of Pacific Ethanol to operate its plants at their planned production capacities; the price of ethanol relative to the price of gasoline; the effect of federal and state governmental regulations on the demand for ethanol; and the factors contained in the “Risk Factors” section of Pacific Ethanol’s Form 10-K filed with the Securities and Exchange Commission on March 12, 2007.

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net sales	$113,763	$46,461	$213,005	$84,700
Cost of goods sold	102,642	43,153	186,543	79,067
Gross profit	11,121	3,308	26,462	5,633
Selling, general and administrative expenses	8,320	4,759	17,822	7,743
Income (loss) from operations	2,801	(1,451)	8,640	(2,110)
Other income, net	1,235	1,269	1,310	1,316
Income (loss) before non-controlling interest in variable interest entity	4,036	(182)	9,950	(794)
Non-controlling interest in variable interest entity	(1,880)	—	(4,819)	—
Net income (loss) before provision for income taxes	2,156	(182)	5,131	(794)
Provision for income taxes	─	─	─	─
Net income (loss)	$2,156	$(182)	$5,131	$(794)
Preferred stock dividends	$(1,050)	$(898)	$(2,100)	$(898)
Deemed dividend on preferred stock	$—	$(84,000)	$—	$(84,000)
Income (loss) available to common stockholders	$1,106	$(85,080)	$3,031	$(85,692)
Net income (loss) per share, basic	$0.03	$(2.56)	$0.08	$(2.73)
Net income (loss) per share, diluted	$0.03	$(2.56)	$0.08	$(2.73)
Weighted-average shares outstanding, basic	39,894	33,215	39,784	31,411
Weighted-average shares outstanding, diluted	40,273	33,215	40,256	31,411

PACIFIC ETHANOL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
ASSETS	2007	2006
	(unaudited)	*
Current Assets:
Cash and cash equivalents	$35,929	$44,053
Investments in marketable securities	14,457	39,119
Accounts receivable, net	19,180	29,322
Restricted cash	2,475	1,567
Inventories	19,791	7,595
Prepaid expenses	752	1,053
Prepaid inventory	3,754	2,029
Other current assets	5,784	2,307
Total current assets	102,122	127,045
Property and Equipment, Net	305,793	196,156
Other Assets:
Restricted cash	36,665	24,851
Deposits and advances	64	9,040
Goodwill	85,307	85,307
Intangible assets, net	6,777	10,155
Other assets	8,873	1,266
Total other assets	137,686	130,619
Total Assets	$545,601	$453,820
_______________
* Amounts derived from the audited financial statements for the year ended December 31, 2006.

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(in thousands, except par value and shares)

	June 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2007	2006
	(unaudited)	*
Current Liabilities:
Accounts payable - trade	$11,759	$11,483
Other liabilities - related parties	4,107	9,422
Accrued liabilities	13,420	5,467
Derivative instruments	2,449	97
Contract retention	3,376	-
Current portion - notes payable	3,574	4,125
Other current liabilities	1,108	-
Total current liabilities	39,793	30,594

Notes payable, net of current portion	104,246	28,970
Deferred tax liability	1,091	1,091
Other liabilities	19	357
Total Liabilities	145,149	61,012
Commitments and Contingencies
Non-controlling interest in variable interest entity	96,753	94,363
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 5,250,000 shares issued and outstanding as of June 30, 2007 and December 31, 2006	5	5
Common stock, $0.001 par value; 100,000,000 shares authorized; 40,580,478 and 40,269,627 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	41	40
Additional paid-in capital	400,539	397,535
Other comprehensive income (loss)	(237)	545
Accumulated deficit	(96,649)	(99,680)
Total stockholders’ equity	303,699	298,445
Total Liabilities and Stockholders’ Equity	$545,601	$453,820
_______________
* Amounts derived from the audited financial statements for the year ended December 31, 2006.

Reconciliation of EBITDA to Net income (loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands) (unaudited)	2007	2006	2007	2006
Net income (loss)	$2,156	$(182)	$5,131	$(794)
Adjustments:
Interest expense*	254	--	570	2
Interest income*	(1,532)	(1,277)	(3,205)	(1,336)
Income taxes	--	--	--	--
Depreciation and amortization expense*	2,601	381	5,785	596
Total adjustments	1,323	(896)	3,150	(738)

EBITDA	$3,479	$(1,078)	$8,281	$(1,532)
* adjusted for non-controlling interest.

Commodity Price Performance

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2007	2006	2007	2006

Ethanol sales (million gallons)	43.9	19.8	82.8	39.7
Ethanol sales price per gallon	$2.32	$2.28	$2.29	$2.10
Delivered corn cost per bushel	$4.23		$3.90
Average basis	$0.64		$0.62
Corn cost - CBOT equivalent	$3.59		$3.28

Co-product return % (1)	26.5%		28.5%
Production commodity margin per gallon (2)	$1.10		$1.21

(1) Co-product revenue as a percentage of delivered cost of corn
(2) Ethanol sales price per gallon less net cost of corn (delivered cost of corn less co-product revenue)